CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Contingent Income Auto-Callable	$1,000,000	$121.20
Securities due 2022

May 2019

Pricing Supplement No. 2,023

Registration Statement Nos. 333-221595; 333-221595-01

Dated May 30, 2019

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the common stock of Marathon Petroleum Corporation, the common stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF, which we refer to collectively as the underlyings, is at or above 50% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period. However, if the determination closing price of each of the underlyings is at or above its respective downside threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. In addition, the securities will be automatically redeemed if the determination closing price of each underlying is greater than or equal to its respective redemption threshold level on any quarterly redemption determination date (beginning approximately one year after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. At maturity, if the securities have not previously been redeemed and the final share price of each underlying is greater than or equal to its respective downside threshold level, the payment at maturity will also be the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 3-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent quarterly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to three underlyings does not provide any asset diversification benefits and instead means that a decline of any underlying below the relevant downside threshold level will result in no contingent quarterly coupons, even if one or both of the other underlyings close at or above the respective downside threshold levels. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in no contingent quarterly coupon payments and a significant loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Marathon Petroleum Corporation common stock (the “MPC Stock”), Caterpillar Inc. common stock (the “CAT Stock”) and iShares PHLX Semiconductor ETF (the “SOXX Shares”)
Aggregate principal amount:	$1,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	May 30, 2019
Original issue date:	June 6, 2019 (5 business days after the pricing date)
Maturity date:	June 7, 2022
Early redemption:

The securities are not subject to early redemption until one year after the original issue date. Following this one-year non-call period, if, on any redemption determination date, beginning on June 1, 2020, the determination closing price of each underlying is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying is below its respective redemption threshold level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from the prior observation dates.
Determination closing price:	With respect to each underlying, the closing price of such underlying on any redemption determination date or observation date (other than the final observation date), times the adjustment factor for such underlying on such determination date or observation date, as applicable
Early redemption dates:	Beginning after one year, quarterly, on June 8, 2020, September 8, 2020, December 7, 2020, March 8, 2021, June 8, 2021, September 7, 2021, December 7, 2021 and March 7, 2022. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 13.00% (corresponding to approximately $32.50 per quarter per security) plus any previously unpaid contingent quarterly coupons from any prior observation dates will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying is at or above its respective downside threshold level on the related observation date; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price of any underlying is less than its respective redemption threshold level on each subsequent observation date.

If, on any observation date, the determination closing price of any underlying is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more underlyings will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold level:

With respect to the MPC Stock, $23.555, which is equal to 50% of its initial share price

With respect to the CAT Stock, $60.92, which is equal to 50% of its initial share price

With respect to the SOXX Shares, $89.525, which is equal to 50% of its initial share price

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

• If the final share price of each underlying is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates

• If the final share price of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$967.40 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$1,000,000	$0	$1,000,000
(1)	Selected dealers and their financial advisors will receive a structuring fee of $4 per security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017     Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:	June 1, 2020, August 31, 2020, November 30, 2020, March 1, 2021, June 1, 2021, August 30, 2021, November 30, 2021 and February 28, 2022, subject to postponement for non-trading days and certain market disruption events.
Redemption threshold level:

With respect to the MPC Stock, $47.11, which is equal to 100% of its initial share price

With respect to the CAT Stock, $121.84, which is equal to 100% of its initial share price

With respect to the SOXX Shares, $179.05, which is equal to 100% of its initial share price

Initial share price:

With respect to the MPC Stock, $47.11, which is its closing price on the pricing date

With respect to the CAT Stock, $121.84, which is its closing price on the pricing date

With respect to the SOXX Shares, $179.05, which is its closing price on the pricing date

Coupon payment dates:	Quarterly, on September 9, 2019, December 9, 2019, March 9, 2020, June 8, 2020, September 8, 2020, December 7, 2020, March 8, 2021, June 8, 2021, September 7, 2021, December 7, 2021, March 7, 2022 and the maturity date; provided that if any such day is not a business day, that contingent quarterly coupon payment will be made on the next business day, and no adjustment will be made to any payment made on such postponed day.
Observation dates:	August 30, 2019, December 2, 2019, March 2, 2020, June 1, 2020, August 31, 2020, November 30, 2020, March 1, 2021, June 1, 2021, August 30, 2021, November 30, 2021, February 28, 2022 and May 31, 2022, subject, independently in the case of each underlying, to postponement for non-trading days and certain market disruption events. We also refer to May 31, 2022 as the final observation date.
Final share price:	With respect to each underlying, the closing price of such underlying on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61769HCZ6 / US61769HCZ64
Listing:	The securities will not be listed on any securities exchange.

May 2019	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at an annual rate of 13.00% (corresponding to approximately $32.50 per quarter per security) but only if the determination closing price of each underlying is at or above 50% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying is less than its downside threshold level on any observation date, we will pay no coupon for the related quarterly period. However, if the determination closing price of each of the underlyings is at or above its respective downside threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. It is possible that the determination closing price of one or more underlyings will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlyings were to be at or above their respective downside threshold levels on some quarterly observation dates, one or more underlyings may fluctuate below the respective downside threshold level(s) on others, and the underlyings may not close at or above their respective downside threshold level on any subsequent observation date, in which case you will not receive payment of any unpaid previously contingent quarterly coupons. In addition, if the securities have not been automatically called prior to maturity and the final share price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire 3-year term of the securities.

Maturity:	Approximately 3 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 13.00% (corresponding to approximately $32.50 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying is at or above its respective downside threshold level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of an underlying on the related observation date is less than the downside threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying on such later observation date is greater than or equal to the respective downside threshold level.  You will not receive such unpaid contingent quarterly coupon if the determination closing price of any underlying on each subsequent observation date is less than its respective downside threshold level.  If the determination closing price of any underlying on each observation date is less than its respective downside threshold level, you will not receive any contingent quarterly coupon for the entire term of the securities.

Automatic early redemption quarterly beginning after one year:	Starting in June 2020, if the determination closing price of each underlying is greater than or equal to its respective redemption threshold level (equal to 100% of the respective initial share price) on any quarterly determination date, beginning on June 1, 2020 (approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal

May 2019	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates.

If the final share price of any underlying is less than its downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

May 2019	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $967.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

May 2019	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying is at or above its respective downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlyings close at or above their respective downside threshold levels, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities, and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlyings close at or above their respective downside threshold levels on some quarterly observation dates, but one or more underlyings close below the respective downside threshold level(s) on the others. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons form prior observation dates, for the quarterly periods for which the determination closing price of each underlying is greater than or equal to the respective downside threshold level on the related observation date.

Starting on June 1, 2020, when all of the underlyings close at or above their respective redemption threshold levels on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that all of the underlyings close at or above their respective downside threshold levels on some quarterly observation dates, but one or more underlyings close below the respective downside threshold level(s) on the others, and at least one of the underlyings closes below its redemption threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons form prior observation dates, for the quarterly periods for which the determination closing price of each underlying is greater than or equal to the respective downside threshold level on the related observation date. On the final observation date, all of the underlyings close at or above their respective downside threshold levels. At maturity, in addition to the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons form prior observation dates, investors will receive the stated principal amount.

May 2019	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that all of the underlyings close at or above their respective downside threshold levels on some quarterly observation dates, but one or more underlyings close below the respective downside threshold level(s) on the others, and at least one of the underlyings closes below its redemption threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons form prior observation dates, for the quarterly periods for which the determination closing price of each underlying is greater than or equal to the respective downside threshold level on the related observation date. On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment of any previously unpaid contingent quarterly coupons at maturity.

May 2019	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting after one year)

May 2019	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

May 2019	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each underlying on each quarterly observation date. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying on each quarterly determination date (beginning approximately one year after the original issue date) and the payment at maturity, if any, will be determined by reference to the final share price of each underlying on the final determination date. The actual initial share price and downside threshold level for each underlying are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

13.00% per annum, (corresponding to approximately $32.50 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon plus any previously unpaid quarterly coupons from any prior observation dates is paid but only if the determination closing price of each underlying is at or above its respective downside threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates

If the final share price of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the MPC Stock: $50.00 With respect to the CAT Stock: $120.00 With respect to the SOXX Shares: $175.00
Hypothetical Downside Threshold Level:

With respect to the MPC Stock: $25.00, which is 50% of its hypothetical initial share price

With respect to the CAT Stock: $60.00, which is 50% of its hypothetical initial share price

With respect to the SOXX Shares: $87.50, which is 50% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent quarterly coupon of $32.50 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price			Hypothetical Contingent Quarterly Coupon
	MPC Stock	CAT Stock	SOXX Shares
1st Quarterly Observation Date	$35.00 (at or above its downside threshold level)	$75.00 (at or above its downside threshold level)	$135.00 (at or above its downside threshold level)	$32.50
2nd Quarterly Observation Date	$45.00 (at or above its downside threshold level)	$50.00 (below its downside threshold level)	$135.00 (at or above its downside threshold level)	$0
3rd Quarterly Observation Date	$40.00 (at or above its downside threshold level)	$80.00 (at or above its downside threshold level)	$160.00 (at or above its downside threshold level)	$32.50 + $32.50 = $65.00
4th Quarterly Observation Date	$15.00 (below its downside threshold level)	$45.00 (below its downside threshold level)	$55.00 (below its downside threshold level)	$0

May 2019	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

On hypothetical observation date 1, each of the underlyings closes at or above its respective downside threshold level. Therefore, a contingent quarterly coupon of $32.50 is paid on the relevant coupon payment date.

On hypothetical observation date 2, two underlyings close at or above their respective downside threshold levels, but the other underlying closes below its respective downside threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, each of the underlyings closes at or above its respective downside threshold level. Therefore, investors receive the hypothetical contingent quarterly coupon with respect to the third observation date as well as the previously unpaid contingent quarterly coupon with respect to the second observation date.

On hypothetical observation date 4, each of the underlyings closes below its respective downside threshold level, and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of any underlying is below its respective downside threshold level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or more underlyings close below the respective redemption threshold levels on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	MPC Stock	CAT Stock	SOXX Shares
Example 1:	$70.00 (at or above its downside threshold level)	$140.00 (at or above its downside threshold level)	$195.00 (at or above its downside threshold level)	$1,000 plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates
Example 2:	$10.00 (below its downside threshold level)	$75.00 (at or above its downside threshold level)	$161.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying = $1,000 x ($10.00 / $50.00) = $200.00
Example 3:	$40.00 (at or above its downside threshold level)	$88.00 (at or above its downside threshold level)	$78.75 (below its downside threshold level)	$1,000 x ($78.75 / $175.00) = $450.00
Example 4:	$20.00 (below its downside threshold level)	$54.00 (below its downside threshold level)	$77.00 (below its downside threshold level)	$1,000 x ($20.00 / $50.00) = $400.00
Example 5:	$22.50 (below its downside threshold level)	$36.00 (below its downside threshold level)	$77.00 (below its downside threshold level)	$1,000 x ($36.00 / $120.00) = $300.00

In example 1, the final share prices of each of the MPC Stock, CAT Stock and SOXX Shares are at or above their respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities plus the hypothetical contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates. Investors do not participate in the appreciation of any of the underlyings.

In example 2, the final share prices of two underlyings are above their respective downside threshold levels, but the final share price of the other underlying is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying.

In example 3, the final share prices of two underlyings are at or above their respective downside threshold levels, but the final share price of the other underlying is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying.

May 2019	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

In examples 4 and 5, the final share prices of all of the underlyings are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying. In example 4, the MPC Stock has declined 60% from its initial share price to its final share price, the CAT Stock has declined 55% from its initial share price to its final share price and the SOXX Shares have declined 56% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the MPC Stock, which represents the worst performing underlying in this example. In example 5, the MPC Stock has declined 55% from its initial share price to its final share price, the CAT Stock has declined 70% from its initial share price to its final share price and the SOXX Shares have declined 56% from its initial share price to its final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the CAT Stock, which represents the worst performing underlying in this example.

If the final share price of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 50% of the stated principal amount per security and could be zero.

May 2019	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying is less than its downside threshold level of 50% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying is at or above 50% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying is lower than its downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the determination closing price of each of the underlyings is at or above its respective downside threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. Nevertheless, it is possible that the determination closing price(s) of one or more underlyings could remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of all of the underlyings, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent quarterly coupons, all of the underlyings must close at or above their respective downside threshold levels on the applicable observation date. In addition, if any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlyings.

▪	The contingent coupon, if any, is based only on the determination closing prices of the underlyings on the related quarterly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying on quarterly observation dates, if the determination closing price of any underlying on any observation date is below the respective

May 2019	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

downside threshold level, you will receive no coupon for the related interest period, or any previously unpaid coupons, even if the price(s) of one or more of the underlyings were higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of any underlying. Investors will not participate in any appreciation in the price of any underlying from its initial share price, and the return on the securities will be limited to the contingent quarterly coupon, if any, that is paid with respect to each observation date on which all determination closing prices are greater than or equal to their respective downside threshold levels, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings and of the securities composing the PHLX Semiconductor SectorSM Index (the “share underlying index”),

o	whether the determination closing price of any underlying has been below its respective downside threshold level on any observation date,

o	dividend rates on the MPC Stock and CAT Stock,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings and which may affect the prices of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

The prices of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of the underlyings may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than 50% of the stated principal amount and could be zero. There can be no assurance that the determination closing prices of all of the underlyings will be at or above their respective downside threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, so that you do no suffer a significant loss on your initial investment in the securities. See “Marathon Petroleum Corporation Overview,” “Caterpillar Inc. Overview” and “iShares PHLX Semiconductor ETF Overview” below.

▪	There are risks associated with investments concentrated in the semiconductor sector. All or substantially all of the equity securities held by the iShares PHLX Semiconductor ETF are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of semiconductors. The values of companies that are involved in the semiconductor industry are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the semiconductor industry, both domestically and internationally, including competition

May 2019	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel. Any of these factors could cause the value of some or all of the securities included in the SOXX Shares, and thus, the price of the SOXX Shares, to decline during the term of the securities.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	Investing in the securities is not equivalent to investing in the underlyings or the securities composing the share underlying index. Investing in the securities is not equivalent to investing in the underlyings, the share underlying index or the securities that constitute the share underlying index. Investors in the securities will not participate in any appreciation in the underlyings and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the share underlying index. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the MPC Stock and the CAT Stock and received the dividends paid or distributions made on them.

▪	No affiliation with Marathon Petroleum Corporation or Caterpillar Inc. Marathon Petroleum Corporation and Caterpillar Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Marathon Petroleum Corporation or Caterpillar Inc. in connection with this offering.

▪	We may engage in business with or involving Marathon Petroleum Corporation or Caterpillar Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Marathon Petroleum Corporation or Caterpillar Inc. without regard to your interests and thus may acquire non-public information about Marathon Petroleum Corporation or Caterpillar Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Marathon Petroleum Corporation or Caterpillar Inc., which may or may not recommend that investors buy or hold the underlying(s).

May 2019	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlyings, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the MPC Stock and the CAT Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlyings. For example, the calculation agent is not required to make any adjustments if the issuers of the MPC Stock or the CAT Stock or anyone else makes a partial tender or partial exchange offer for the MPC Stock or the CAT Stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the MPC Stock and the CAT Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of the MPC Stock or the CAT Stock to be less than the respective downside threshold level (resulting in no contingent quarterly coupon being paid with respect to such date) or the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

▪	Adjustments to the SOXX Shares or to the share underlying index could adversely affect the value of the securities. The investment advisor to the iShares PHLX Semiconductor ETF, BlackRock Fund Advisors (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares PHLX Semiconductor ETF. Any of these actions could adversely affect the price of the SOXX Shares and, consequently, the value of the securities. NASDAQ PHLX is responsible for calculating and maintaining the share underlying index. NASDAQ PHLX may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the SOXX Shares and the value of the securities. NASDAQ PHLX may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of the iShares PHLX Semiconductor ETF, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the iShares PHLX Semiconductor ETF. The iShares PHLX Semiconductor ETF does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the iShares PHLX Semiconductor ETF will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the iShares PHLX Semiconductor ETF and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the iShares PHLX Semiconductor ETF may impact the variance between the performances of the iShares PHLX Semiconductor ETF and the share underlying index. Finally, because the shares of the iShares PHLX Semiconductor ETF are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the iShares PHLX Semiconductor ETF may differ from the net asset value per share of the iShares PHLX Semiconductor ETF.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the iShares PHLX Semiconductor ETF may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the iShares PHLX Semiconductor ETF may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the iShares PHLX Semiconductor ETF, and their ability to create and redeem shares of the iShares PHLX Semiconductor ETF may be disrupted. Under these circumstances, the market price of shares of the iShares PHLX Semiconductor ETF may vary

May 2019	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

substantially from the net asset value per share of the iShares PHLX Semiconductor ETF or the level of the share underlying index.

For all of the foregoing reasons, the performance of the iShares PHLX Semiconductor ETF may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the iShares PHLX Semiconductor ETF.  Any of these events could materially and adversely affect the price of the shares of the iShares PHLX Semiconductor ETF and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the iShares PHLX Semiconductor ETF on the final observation date, even if the iShares PHLX Semiconductor ETF’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the iShares PHLX Semiconductor ETF.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These

May 2019	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings or the share underlying index), including trading in the underlyings and in other instruments related to the underlyings or the share underlying index. Some of our affiliates also trade the underlyings or the stocks that constitute the share underlying index and other financial instruments related to the share underlying index and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of an underlying, and, therefore, could have increased (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which the underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlyings), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices, the redemption threshold levels and the downside threshold levels and will determine the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors or calculation of a determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal

May 2019	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2019	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Marathon Petroleum Corporation Overview

Marathon Petroleum Corporation is a petroleum product refiner, marketer and transporter. The MPC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Marathon Petroleum Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35054 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Marathon Petroleum Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MPC Stock is accurate or complete.

Information as of market close on May 30, 2019:

Bloomberg Ticker Symbol:	MPC
Exchange:	NYSE
Current Stock Price:	$47.11
52 Weeks Ago:	$79.55
52 Week High (on 10/3/2018):	$86.39
52 Week Low (on 5/30/2019):	$47.11
Current Dividend Yield:	4.63%

The following table sets forth the published high and low closing prices of, as well as dividends on, the MPC Stock for each quarter from January 1, 2016 through May 30, 2019. The closing price of the MPC Stock on May 30, 2019 was $47.11. The associated graph shows the closing prices of the MPC Stock for each day from January 1, 2014 through May 30, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the MPC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the MPC Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Marathon Petroleum Corporation (CUSIP 56585A102)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	51.24	30.73	0.32
Second Quarter	41.46	32.81	0.32
Third Quarter	43.74	35.48	0.36
Fourth Quarter	51.12	40.96	0.36
2017
First Quarter	52.93	47.71	0.36
Second Quarter	55.03	48.19	0.36
Third Quarter	56.53	49.45	0.40
Fourth Quarter	66.84	55.72	0.40
2018
First Quarter	73.68	62.79	0.46
Second Quarter	82.93	69.20	0.46
Third Quarter	85.79	69.60	0.46
Fourth Quarter	86.39	54.32	0.46
2019
First Quarter	67.18	57.50	0.53
Second Quarter (through May 30, 2019)	63.60	47.11	0.53]

We make no representation as to the amount of dividends, if any, that Marathon Petroleum Corporation may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Marathon Petroleum Corporation.

May 2019	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Common Stock of Marathon Petroleum Corporation – Daily Closing Prices January 1, 2014 to May 30, 2019

* The red solid line indicates the downside threshold level of $23.555, which is 50% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the MPC Stock or other securities of Marathon Petroleum Corporation. We have derived all disclosures contained in this document regarding Marathon Petroleum Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Marathon Petroleum Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Marathon Petroleum Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MPC Stock (and therefore the price of the MPC Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Marathon Petroleum Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MPC Stock.

May 2019	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Caterpillar Inc. Overview

Caterpillar Inc. is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The CAT Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Caterpillar Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001- 00768 through the Securities and Exchange Commission’s website at .www.sec.gov. In addition, information regarding Caterpillar Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CAT Stock is accurate or complete.

Information as of market close on May 30, 2019:

Bloomberg Ticker Symbol:	CAT
Exchange:	NYSE
Current Stock Price:	$121.84
52 Weeks Ago:	$155.46
52 Week High (on 10/3/2018):	$158.22
52 Week Low (on 10/242018):	$112.34
Current Dividend Yield:	3.43%

The following table sets forth the published high and low closing prices of, as well as dividends on, the CAT Stock for each quarter from January 1, 2016 through May 30, 2019. The closing price of the CAT Stock on May 30, 2019 was $121.84. The associated graph shows the closing prices of the CAT Stock for each day from January 1, 2014 through May 30, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the CAT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the CAT Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Caterpillar Inc. (CUSIP 149123101)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	76.54	57.91	0.77
Second Quarter	80.39	69.43	0.77
Third Quarter	88.77	74.38	0.77
Fourth Quarter	97.33	81.11	0.77
2017
First Quarter	99.02	91.39	0.77
Second Quarter	107.60	92.27	0.77
Third Quarter	125.23	106.51	0.78
Fourth Quarter	158.42	124.72	0.78
2018
First Quarter	170.89	144.29	0.78
Second Quarter	158.92	134.61	0.78
Third Quarter	156.38	132.02	0.86
Fourth Quarter	158.22	112.34	0.86
2019
First Quarter	141.41	121.51	0.86
Second Quarter (through May 30, 2019)	143.36	121.48	0.86

We make no representation as to the amount of dividends, if any, that Caterpillar Inc. may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Caterpillar Inc.

May 2019	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Common Stock of Caterpillar Inc. – Daily Closing Prices January 1, 2014 to May 30, 2019

* The red solid line indicates the downside threshold level of $60.92, which is 50% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the CAT Stock or other securities of Caterpillar Inc. We have derived all disclosures contained in this document regarding Caterpillar Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Caterpillar Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Caterpillar Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the CAT Stock (and therefore the price of the CAT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Caterpillar Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the CAT Stock.

May 2019	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

iShares PHLX Semiconductor ETF Overview

The iShares PHLX Semiconductor ETF (the “Fund”) is an exchange-traded fund managed by iShares Trust (“iShares”), a registered investment company, that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the PHLX Semiconductor SectorSM Index. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the Fund is accurate or complete.

Information as of market close on May 30, 2019:

Bloomberg Ticker Symbol:	SOXX UP
Current Share Price:	$179.05
52 Weeks Ago:	$188.81
52 Week High (on 4/24/2019):	$215.77
52 Week Low (on 12/24/2018):	$145.30

The following table sets forth the published high and low closing prices of, as well as the end-of-quarter closing prices, of the SOXX Shares for each quarter from January 1, 2014 through May 30, 2019. The closing price of the SOXX Shares on May 30, 2019 was $179.05. The associated graph shows the daily closing prices of the SOXX Shares for each day from January 1, 2014 through May 30, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the SOXX Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the SOXX Shares at any time, including on the redemption determination dates or the observation dates.

iShares PHLX Semiconductor ETF (CUSIP: 464287523)	High ($)	Low ($)	Period End ($)
2014
First Quarter	80.02	70.32	79.70
Second Quarter	86.61	76.13	86.37
Third Quarter	89.63	81.59	86.85
Fourth Quarter	95.84	74.71	92.90
2015
First Quarter	99.54	88.36	94.04
Second Quarter	101.10	91.79	92.09
Third Quarter	92.80	76.01	81.40
Fourth Quarter	93.68	80.47	89.79
2016
First Quarter	92.15	75.77	91.65
Second Quarter	97.01	85.51	93.73
Third Quarter	113.01	91.15	113.01
Fourth Quarter	127.08	108.62	122.69
2017
First Quarter	137.34	122.01	136.85
Second Quarter	154.37	129.91	140.18
Third Quarter	158.60	138.28	158.60
Fourth Quarter	181.77	159.54	169.82
2018
First Quarter	196.31	165.34	180.13
Second Quarter	195.33	168.35	178.26
Third Quarter	191.86	175.94	185.17
Fourth Quarter	185.97	145.30	156.88
2019
First Quarter	195.90	148.84	189.60
Second Quarter (through May 30, 2019)	215.77	176.95	179.05

May 2019	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

iShares PHLX Semiconductor ETF – Daily Closing Prices January 1, 2014 to May 30, 2019

* The red solid line indicates the downside threshold level of $89.525, which is 50% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the SOXX Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SOXX Shares (and therefore the price of the SOXX Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SOXX Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SOXX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SOXX Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored,endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The PHLX Semiconductor SectorSM Index. The PHLX Semiconductor SectorSM Index is a modified capitalization-weighted index that tracks the performance of a set of companies engaged in the design, distribution, manufacture and sale of semiconductors. For additional information about the PHLX Semiconductor SectorSM Index, please see the information set forth under “PHLX Semiconductor SectorSM Index” in the accompanying index supplement.

May 2019	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlyings:	The accompanying product supplement refers to the underlyings as the “underlying shares.”
Underlying stock issuer:

With respect to the MPC Stock, Marathon Petroleum Corporation

With respect to the CAT Stock, Caterpillar Inc.

The accompanying product supplement refers to each such underlying issuer as an “underlying company.”

Share underlying index:	PHLX Semiconductor SectorSM Index
Share underlying index publisher:	Nasdaq, Inc., or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of maturity date:	If the final observation date is postponed due to a non-trading day or certain market disruption events with respect to any underlying so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final observation date as postponed with respect to any underlying, and no adjustment will be made to the payment at maturity made on that postponed date.
Antidilution adjustments:

With respect to each of the MPC Stock and the CAT Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlyings, (i) there occurs any reclassification or change of such underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer for such underlying, (ii) such underlying issuer or any surviving entity or subsequent surviving entity of such underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying issuer is liquidated, (v) such underlying issuer issues to all of its shareholders equity securities of an issuer other than such underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•    Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the respective redemption threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying is also greater than or equal to its redemption threshold level, the securities will be automatically redeemed for an early redemption payment.

•    Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

May 2019	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

➢  If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of each other underlying (or exchange property value, as applicable) is also greater than its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from the prior observation dates.

➢  If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying is less than its respective downside threshold level:

➢     If the worst performing underlying has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying.

➢     If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying. For purposes of determining the share performance factor of the worst performing underlying, the final share price of such worst performing underlying will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons, will be payable for each observation date on which the exchange property value is greater than or equal to the downside threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying is also greater than or equal to its downside threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all

May 2019	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

references in this offering document and in the related product supplement with respect to the securities to such “underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying, including, without limitation, a partial tender or exchange offer for such underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior

May 2019	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

May 2019	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•    certain financial institutions;

•    insurance companies;

•    certain dealers and traders in securities or commodities;

•    investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•    U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•    regulated investment companies;

•    real estate investment trusts; or

•    tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal

May 2019	Page 30

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•    a citizen or individual resident of the United States;

•    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a

May 2019	Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

May 2019	Page 32

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

•    certain former citizens or residents of the United States; or

•    a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

May 2019	Page 33

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described beginning on page 3 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in the underlyings and in futures and/or options contracts on the underlyings or any component stocks of the share underlying index on major securities markets. Such purchase activity could have increased the initial share price of an underlying, and, therefore, could have increased (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which the underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlyings), and, with respect to the final observation date, so that you are not exposed to the negative performance of the underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a

May 2019	Page 34

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

“party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder

May 2019	Page 35

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

      with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will receive a structuring fee of $4 for each security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above

May 2019	Page 36

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 7, 2022, with 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Common Stock of Marathon Petroleum Corporation, the Common Stock of Caterpillar Inc. and the iShares PHLX Semiconductor ETF

Principal at Risk Securities

and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

May 2019	Page 37